EXHIBIT 10.4

GENERAL RELEASE

This General Release (this “Release”), dated December __, 2010, is entered into by and between Arkados Group, Inc., a Delaware corporation (the “Company”), and ___________________ (“Creditor”).

RECITALS

WHEREAS, Creditor is a creditor of the Company; and

WHEREAS, the Company desires to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”) and License Agreement (the “License Agreement”) with STMicroelectronics, Inc. (“ST”), and the execution and delivery of this Release is a condition precedent to such agreements with ST; and

WEREAS, the parties hereto, after negotiations, have successfully conferred for the purpose of arriving at a mutually satisfactory resolution of all claims existing between them.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SETTLEMENT TERMS AND CONDITIONS

1.  Release Amount; Payment.  Subject to the Company entering into the License Agreement and the Asset Purchase Agreement with ST, the Company hereby agrees to pay the amount set forth on the signature page hereto beneath the Creditor’s signature (the “Release Amount”) contemporaneously with the closing of the Asset Purchase Agreement (the “Payment Date”).

2.  General Release of ST.  In consideration of and subject to receipt of the Release Amount and the closing of the Asset Purchase Agreement, Creditor, for [himself/herself/itself] and [his/her/its] heirs, executors, administrators, personal representatives, successors and assigns does hereby release, remise, acquit and forever discharge the ST and its parents, subsidiaries, affiliates, stockholders, and each of their predecessors and successors in interest, and the present and former directors, managers, officers, employees, representatives and agents of any of the foregoing, and the heirs, executors, administrators, successors and assigns thereof, in whatever capacity any of them may have acted collectively, the “Released Parties”), of and from any and all claims, demands, obligations, judgments, actions, causes of action, debts, damages, losses, expenses, costs, attorneys’ fees and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which the Creditor ever had or now has against the Released Parties arising out of or related to Creditor’s dealings with the Company or its subsidiaries, officers, directors, employees, agents or representatives, including, but not limited to, all claims relating to amounts owing to Creditor or securities issued by the Company.

3.  Unknown Claims.  The parties hereby expressly waive and relinquish, with respect to all of the claims related to the Company and released hereunder, all rights and benefits under any statute or common law principle of any jurisdiction purporting to limit the effect of a general release to claims which releasor does not know or suspect to exist in the releasor’s favor at the time of executing the release, which if known by the releasor would have materially affected the releasor’s settlement with the releasees.

4.  No Interest in Company Property.  Creditor acknowledges and agrees that [it/he/she] has no ownership interest, security interest or other interest in any assets of the Company or its parents, subsidiaries or affiliates.

5.  Covenant Not to Sue.  Creditor covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the Released Parties, including, but not limited to, any of the claims released in paragraphs 2 or 3 of this Release.  Notwithstanding the foregoing, nothing herein shall prevent Creditor or any Released Party from instituting any action required to enforce the terms of this Release, and in the event of a party’s breach of the terms of this Release, without prejudice to such other party’s other rights and remedies available at law or in equity, except as prohibited by law, such party shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses, including such costs and expenses related to investigation) incurred by the other party as a result of such breach.

6.  Consent to Transaction.  Creditor hereby consents to the transactions between the Company and ST contemplated by the Asset Purchase Agreement and the License Agreement and waives any rights it may have as against the Released Parties arising out of or triggered by such transactions.

7.  Confidential Nature of Release.  Creditor hereby acknowledges that the terms of this Release are confidential and agrees not to discuss, publicize or otherwise disclose the existence of, or any of the terms and conditions contained in, this Release without the express written consent of the Company; provided, however, that Creditor may disclose the terms and conditions of this Release: (a) as required by any court or other governmental body; (b) as required by applicable law or regulation; (c) in confidence, to legal counsel, accountants, banks, and potential financing sources and their respective advisors; (d) in connection with the enforcement of this Release; or (e) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

8.  No Reliance Upon Representations.  Each party represents and acknowledges that in executing this Release, [he/she/it] does not rely and has not relied upon any representation or statement made by the other party or by any of the other party’s past or present affiliates, agents, representatives, employees or attorneys with regard to the subject matter, basis or effect of this Release, other than as set forth in this Release.

9.  Acknowledgement.  Each party acknowledges that (a) it has been represented by independent counsel in reviewing this Release, (b) it understands the provisions of this Release and knowingly and voluntarily agrees to be bound by them, (c) the consideration recited is all that the parties are to receive, (d) this Release shall not be subject to any claim of mistake of fact and (e) this Release expresses a full and complete settlement of any liability and is intended to avoid litigation and so be final and complete.

10.  Third-Party Beneficiaries.  Creditor acknowledges that the execution and delivery of this Release is a condition precedent to the License Agreement and Asset Purchase Agreement, and accordingly, the Released Parties are third-party beneficiaries hereunder, including, but not limited to, the covenant not to sue contained in Section 5 of this Release.

11.  Representations and Warranties. Each party to this Release represents and warrants as follows: (a) such party has all requisite power and authority to execute and deliver this Release and to perform its obligations hereunder [or, if such party is an individual, such party has the legal capacity to execute and deliver this Release and to perform [his/her] obligations hereunder]; (b) the execution and delivery of this Release by such party and the consummation of the transactions contemplated hereby do not require the consent of any person or entity that has not been obtained; (c) this Release is the valid and binding agreement of such party enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws; and (d) the execution and delivery of this Release by such party and the consummation of the transactions contemplated hereby do not contravene, conflict with, or result in a violation of any of the terms or requirements of, or give rise to any right to terminate or modify any contract to which the such party is a party or is bound.

12.  Further Assurances.  From time to time hereafter, each party shall, and shall cause [its/his/her] affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Release, including, without limitation, executing and delivering such additional releases, powers, instruments, documents or agreements, as the other party may reasonably request to carry into effect the release of the Creditor Liens.

13.  Forebearance; Standstill.

                      (a)           From the date hereof until the earlier of the closing or termination of the Asset Purchase Agreement, Creditor (i) agrees to forbear from the exercise of any remedies available to [it/he/she] under any agreements [it/he/she] has with the Company or otherwise in [its/his/her] capacity as a creditor of the Company, (ii) shall not sell any of the Company’s indebtedness held by [it/him/her] or convert any of the Company’s indebtedness into, or exercise any options or warrants for, common stock of the Company unless simultaneously with such conversion or exercise [it/he/she] agrees to vote any shares issued in connection therewith in favor of the Asset Purchase Agreement, the License Agreement and the transactions contemplated thereby, in the event a stockholder vote is required in connection therewith and (iii) shall not, and shall not authorize or permit any of its affiliates or any of its or their representatives or agents to, directly or indirectly, encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal.  For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any person or entity (other than ST or any of its affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Company’s business.

(b)           In addition to the other obligations under this Section 13, Creditor shall promptly advise Buyer orally and in writing of any inquiries with respect to the purchase of the Company’s indebtedness or any inquiry with respect to an Acquisition Proposal, the material terms and conditions of such request or inquiry, and the identity of the person or entity making the same.

14.  Specific Performance.  The parties agree that the rights and remedies for noncompliance with this Release shall include having the provisions hereof specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the other party and that money damages would not provide an adequate remedy to the other party.

15.  Miscellaneous.  This Release (a) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State, (b) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, written or oral, (c) may not be amended, except in writing, (d) may be executed in counterparts, (e) shall be enforceable, notwithstanding the unenforceability of any particular provision hereof, with respect to all other provisions hereof, (f) may not be assigned by either party, except with the prior written consent of the other party, and (g) is binding upon and shall inure to the benefit of anyone who succeeds to the rights, interests or responsibilities of the parties.

 [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed as of the day and year above written.

[CREDITOR] By: ________________________________ Name: Title: Release Amount: ______________

ARKADOS GROUP, INC.

By:           _________________________
Name:
Title: